Exhibit 99.1

FIRST KEYSTONE CORPORATION ANNOUNCES

SECOND QUARTER DIVIDEND

Berwick, Pennsylvania – May 30, 2014 - First Keystone Corporation (OTC BB: FKYS), parent company of First Keystone Community Bank, declared a $.26 per share quarterly cash dividend to shareholders of record as of June 10, 2014, payable June 30, 2014.

Total cash dividends per share for the six months ending June 30, 2014 will be $.52, the same amount paid in the first six months of 2013.

First Keystone Community Bank provides innovative business and personal banking products that focus on “Yesterday’s Traditions. Tomorrow’s Vision.” First Keystone Community Bank is celebrating its 150th anniversary being an independently owned community bank since 1864. The Bank currently operates offices in Columbia (5), Luzerne (8), Montour (1), and Monroe (4) counties. The newest branch in Shickshinny, Pennsylvania opened in December 2013.

Inquiries regarding the purchase of the Corporation’s stock may be made through the following brokers: RBC Dain Rauscher, 800-223-4207; Janney Montgomery Scott, Inc., 800-526-6397; Boenning & Scattergood, Inc., 800-883-8383; and Stifel Nicolaus & Co. Inc., 800-223-6807.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks, changing economic and competitive conditions and other risks and uncertainties.

For more information on First Keystone Community Bank or its parent company, First Keystone Corporation, please contact Matthew P. Prosseda at 570-752-3671.

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